EXHIBIT 10.78


                    AMENDED AND RESTATED CONCESSION CONTRACT

              For providing local public telephone services in the
                   Papa prime area of the Republic of Hungary

This CONCESSION CONTRACT (the "Contract") is made on 6 May 1994 and amended and restated as of June 3, 1996 by and between the MINISTER for TRANSPORTATION, TELECOMMUNICATIONS and WATER MANAGEMENT (the "Minister") acting for and on behalf of the Republic of Hungary and Papa es Tersege Telefon Concession (8500 Papa, Major u. 2.) as LOCAL CONCESSION COMPANY (the "Concession Company" or "Papatel") upon the terms and conditions herein provided.

                                    PREAMBLE

Pursuant to Act No. LXXII of 1992 on Telecommunication (the "Telecommunications Act"), Act No. XVI of 1991 on Concessions ("the Concessions Act") and Act No. LXII of 1993 (the "Frequency Management Act") the Minister was authorized to enter into concession contracts.

The Concession Company was established pursuant to Act No. VI of 1988 as a joint stock company, in which the Hungarian ownership is in excess of 25% + 1 of the shares.

The winner of the concession tender issued by the Minister for the Papa prime area was Papa and its Region Telephone Company Limited (8500 Papa, Major u. 2.). Having won the Tender Papa and its Region Telephone Company Limited has obtained the right to provide local public telephone services in the Papa prime area. This fact has been set out by the "Agreement" between the Minister and the Winner of the Tender dated February 8, 1994 (attached hereto as Schedule "A"). All rights and obligations set out by the "Agreement" have been undertaken by the Concession Company.

Following the execution hereof the Concession Company shall be entitled to provide local public telephone services in the Papa prime area upon the terms and conditions herein determined.



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                                      - 1 -

                                   CHAPTER 1.
                                 Interpretation

Words and phrases used herein shall have the following meaning:

     "Basic Technical Plans" means all the plans described by Decree No. 23/1993. (IX.9.) of the Minister for Transportation, Telecommunications and Water Management and in other rules connected therewith;
"Business regulations" means the publicly available regulations of the Concession Company, which are provided to the customers before entering into the Subscriber's Contract, and which contain the general terms and conditions of the proceedings and the contractual procedure of the Concession Company in addition to conditions provided by legislation but not contradictory thereto;

"Completion Date" means the day of commencing local public telephone services, i.e., January 1, 1996;

     "Decree on charges" means the Decree No. 30/1993. (IX.23.) of the Minister for Transportation, Telecommunications and Water Management on the fees and charges payable for public telephone services;

"Effective date" means 6 May 1994 when rights and obligations under this Contract come into force;

"Financial year" shall correspond to the calendar year. The first financial year of the Concession Company shall commence on 1 January 1995;

"Gross returns (income)" means the pre-tax profit (excluding VAT) after distribution of fees (settlement of the connection charges, subject to traffic) of the Concession Company, originating from the telephone service in the Papa prime area, which is subject to the concession;

"Hired line" means the total of electric circuit sections connecting domestic, or international and domestic service access points (telecommunication apparatus), which only includes transmission paths, access points (interface) and the monitoring access points and which establishes connection without directing signals (see Telecommunications Act, Schedule, point 3);

"Hired line service" means the telecommunications service through which the operator passes on to another person the electric circuit sections connecting service access points for the purpose of telecommunications activity in return for a fee (see Telecommunications Act, Schedule, point 4);

"Local Concession" means the concession granted by the Minister, pursuant to the provisions of which local public telephone services can be carried on in the Papa prime area of the Republic of Hungary for a period of twenty-five (25) years in such a manner, that for the first eight (8) years of such period the Minister shall grant an exclusive service right to the supplier (Section 4, sub-section 3 and Section 39, sub-section 2 of the Telecommunications Act);

"Main line" means all lines in the public telecommunications network, including lines established via radio, cable and fibre optics, which connect service access points to subscribers' terminals or to local switchboards (centres) generating profit thereby for the supplier. (For the purposes hereof "Main line" shall not include the service and other, non-profitable lines.) Lines used at the public telephone stations are considered as main lines;

"Minister" means the Minister appointed in accordance with the constitutional order of the Republic of Hungary having been authorized by Act No. LXXII or an amendment thereof or an amendment replacing it, to publish the Concession Tender, to grant the Concessions and to exercise rights connected therewith;

"Ministry"    or   "KHVM"   means   the    Ministry   of    Transportation,
Telecommunications and Water Management;

"Network connection decree" means the Government Decree No. 158/1993. (XI.11.) on the connection of telecommunication networks, on the approval of co-operation of such networks and on the network agreements; "Prime area" means part of the public telecommunications network within which the use of the basic network is not necessary for the service provided in the framework of the subscriber's contract for establishing connection between two service access points (see Telecommunications Act, Schedule, point 16.);

"Public Telecommunications Network" means the entirety of service access points, transmission paths and switching devices performing the connection of such networks, making it possible for anyone, under the same conditions, wishing to use it, to make a sound connection, or to make any other information
transmission  with  identical   characteristics  through  a  terminal  equipment
connected to a service access point, with the user of a terminal equipment connected to another service access point (see Telecommunications Act, Schedule, point 8.);

"Public Telephone Service" means that the provider of service ensures, in return for a fee, the transmission of human speech for the users through a public telecommunication network. In the framework of a public telephone service, the provider of the service may provide local, domestic and international telephone service:

     a) local telephone service is a telecommunications service subject to a concession contract, in which the provider of service enters into a subscriber's contract with the user, for the local network or the primary area. The concession company entitled to provide local telephone service must enter - reasonably - into a network contract for the services specified in paragraphs b) and c) as well;

     b) domestic long-distance telephone service is a telecommunications service subject to a concession contract, in which the provider of service, in accordance with the network contract entered into with the user, reaches an agreement on the connection or attachment to the basic network;

     c) international telephone service is a telecommunications service subject to a concession contract, in which the provider ensures connection to an international service access point;

"Telecommunications Fund" means the state fund described in Section 36 of the Telecommunications Act, which is operated pursuant to Act XXI. of 1995 on the Telecommunication Fund and any government subsidy source which may substitute the forgoing;

"Telecommunications service" means a business activity whereby the supplier carries on additional public telephone service (subject to concession) or other additional telecommunications service falling within the scope of competition for another person in return for a fee, or transfers its network to another person for this purpose (see Telecommunications Act, Schedule, point 25.);

"Telecommunications Chief Inspectorate or "HFF"  means the
Telecommunications Chief Inspectorate (or, as the text may indicate, the regional bodies thereof) the duties and competence of which are regulated by Government Decree No. 142/1993. (X.13.);

"Telecommunications supplier" means a legal entity, or an economic association without legal personality or a private entrepreneur which/who is entitled to provide telecommunications services for anybody (another supplier, user or subscriber),(see Telecommunications Act, Schedule, point 26.);

"Term of exclusivity" means the time period provided by 5.01 hereof (including the possibility of its adjustment as set out in 15.05 hereof), during which the Concession Company shall enjoy an exclusive right to provide local public telephone services in the given prime area;

"Unified subscriber's registration" means the alphabetical list of legal entities and private individuals in the given prime area having entered into subscriber's contracts with the Concession Company, a list which - subject to the customer's approval - may contain the telephone number, the address, the profession (scope of activities) of the customer, the publication thereof must not infringe the customer's personal rights, and such list provides for access to other customers' similar details. In all other matters the Company shall comply with the relevant provisions of any future legislation.

Words    and   phrases   not   defined   herein   shall  be   governed   by  the
         Telecommunications Act and the relevant legal rules. CHAPTER 2.
                      The General purpose of this Contract

The general purpose hereof is to entitle the Concession Company to (i) provide public telephone services falling under the Local Concession and (ii) to provide additional services in connection therewith in accordance with the provisions of the Telecommunications Act and the rules of execution thereof. The Concession Company shall comply with the provisions herein provided.

                                   CHAPTER 3.
                              The Local Concession

3.01     The scope of the Local Concession

         In accordance with this Contract, the Concession Company is entitled to provide telecommunications services falling under Local Concession in the Papa prime area. Such services shall be further detailed in sections 3.05 and 3.06 below.

3.02     Uninterrupted service

         The Concession Company shall provide local public telephone services in the Papa prime area under at least the same conditions as at the time of commencing the service.

3.03     The term of the Local Concession

         The term of the Local Concession shall be twenty-five (25) years, expiring at 12.00 pm on 1 May 2019.

3.04     Extension of the term of the Local Concession

         The Minister may, without further tendering, extend the term of the Local Concession and the term hereof by an additional twelve and a half (12,5) years, provided the Concession Company submits a written proposal for such extension not later than eighteen (18) months before the expiry of the initial term. Prior to coming to a decision on such extension, the Minister shall require that professional and customers' interest protection bodies, as well as the relevant local municipalities, submit their proposals in accordance with Section 4, sub-section 5 of the Telecommunications Act. The Minister shall come to a decision on the extension not later than nine (9) months before expiry of the initial term of the Local Concession. Such decision of the Minister shall not be subject to the settlement procedure provided for by section 18.02 hereof.

         In its proposal, the Concession Company shall undertake the payment of a further concession fee announced by the Minister in advance, in relation to the extension of the term of the Local Concession.

         When determining the concession fee for the extended term, the Minister shall consider:

         -        the changes that having taken place;
         -        the rate of inflation;
         -        the amount of the initial concession fee; and
         -        whether   the   Concession   Company  has  applied  to  the
                  Telecommunications Fund for financial support, and if so, whether it has actually been granted any support.

         When granting new concessions following termination of the Concession Contract, the Concession Company shall enjoy preferential treatment, provided the other bidders offer equal conditions.

3.05     Additional services not relating to the concession

         Pursuant to the provisions of the Telecommunications Act and subject to the approval of the Minister under Section 5 sub-section 4 and section 20 sub-section 1 thereof, the Concession Company shall be entitled to carry on the following non concession-related activities:

         a)       other telecommunications services;
         b) marketing, sale, maintenance and repair of products for telecommunications and information technology;

         c)       computer application services;

         d)       assessment and safety services;

         e)       general technical development activities;

         f)       telecommunications research and experimental development;

         g) arranging investments and building maintenance, management and main contracting; and

         h) telecommunications training courses and other educational activities.

3.06 Pursuant to section 3.05/a above, the Concession Company hereby declares that, in accordance with and based on Section 3, sub-section 2 of the Telecommunications Act, it intends to carry on the following non concession-related, other telecommunications activities:

         -        SZJ 09521 Telegraph and data transmitting
         -        SZJ 095211 Forwarding telegraphs
         -        SZJ 095212 Forwarding telexes
         -        SZJ 095213 Data transmission
         -        SZJ 095214 Telecopying (Telefaxes)
         -        SZJ 09522 Telephone services
         -        SZJ 095221 Managing telephone communications
         -        SZJ 095222 Sub-operator services
         -        SZJ 095223 Special purpose telephone services
         - SZJ 095224 Mobile telecommunications services (other than national public mobile radio telephone services).

         According to Section 20, sub-section 1 of the Telecommunications Act, the Concession Company may commence the above listed activities from the day of execution hereof. (The Concession Company shall obtain further licenses as required by Section 19, sub-section 4 of the Telecommunications Act.) The terms of such licenses shall be determined therein and the withdrawal or cancellation of such licenses shall not - necessarily - be subject to the existence of the concession rights.

         Should the Concession Company intend to provide program distribution via a cable television network, it shall obtain all the necessary licenses (operational and technical) accordingly. The technical provisions of the activities shall be contained by Schedule "E" hereof. The Minister has authorized HFF to supervise the compliance with the terms and conditions of all licenses.

                                   CHAPTER 4.
                               The Concession fee
4.01     The Concession fee

The Concession fee shall comprise:

         (a)      The  one  time   concession  fee  shall  be  the  sum  of  HUF
                  123,750,000, which sum has been paid by the Concession Company on November 8, 1995.

         (b)      A  concession   fee  payable   annually;   the  basis  of
                  calculation of which shall be the gross income of a given year of the Papa prime area realized by the Concession Company. The Concession Company shall annually pay 2.3% of its gross annual income.

         The annual concession fee shall be paid by the Concession Company on the basis of the "Declaration" taken thereby and in the manner described in section 2.02 of the Concession Agreement (Schedule "A" hereto).

                                   CHAPTER 5.
           Exclusive right to provide local public telephone services

5.01 The extent and term of the Concession Company's exclusive right to supply

         Pursuant to the provisions hereof the Concession Company shall be granted an exclusive right to carry on providing local public telephone services falling under the Local Concession for eight (8) years from the Completion Date, but not later than 12.00 pm on 1 November 2002.

5.02     Shortening the term of exclusivity

         The Minister may shorten the term of the exclusivity of the Local Concession only pursuant to section 15.05 hereof.

                                   CHAPTER 6.
                Obligations of the Concession Company originating
          in its concessions right to provide local telephone services

6.01     Rules of public telephone services

         The Concession Company shall provide public telephone services in accordance herewith, and in accordance with the provisions of the Telecommunications Act and the decrees of execution thereof. Unless there is a legislation to the contrary, the Concession Company shall provide for equal treatment to customers in equal positions, it shall not discriminate either for or against anybody in relation to the conditions and the fees for providing public telephone services.

6.02     Requirements of annual development

         The Concession Company shall comply with the annual service development requirements set out in Schedule "C" hereto, provided there is satisfactory solvent customers' demand for new lines. Should the Concession Company fail to comply with the development requirements in any calendar year despite the existence of solvent customers' demand, the Concession Company shall pay a penalty payment in the manner set out in Schedule "D" hereto, to the Telecommunications Fund. The basis of the development requirements shall be the coverage (4.8/100 persons) existing on 31 December 1993 according to Schedule "B" hereto. If the coverage of the given prime area is less than the national coverage (being 14.57 lines for 100 persons on 31 December 1993), the Concession Company shall achieve by 31 December 1997 the national coverage and the annual development of 15.5% based on the national coverage (provided there is a solvent demand for such development) and the data included in Annex "C" shall be amended according to these rules. Following 31 December 1997 the Concession Company shall maintain the normal annual development requirements (being an annual 15,5%), provided there is solvent demand. Should the coverage of the given prime area be in excess of the national coverage, the development obligation of the Concession Company shall be an annual 15,5% in the first 6 years set out in the Tender Documentation, provided there is solvent demand in connection therewith.

6.03     Fulfillment of customers' demand

         In  addition  to  achieving  the  development  requirements  set out in section 6.2 above, the Concession Company shall, in prime areas covered by the Local Concession, fulfil 90% of the total customers' demand within 6 months from the application therefore after 30 June 1998 and an additional 8% of the total customers' demand within 12 months from the application.

         For the purposes of calculation of the percentage contained herein, if a customer enters into a preliminary Subscriber's Contract with the Concession Company, it shall be deemed to be a customers' demand.

         The Concession Company shall provide for the latest technology covering its whole service area.

6.04     Provisions for prohibited activities

         The Concession Company shall not be obliged to provide any services if it can be proven that such provision would contradict or infringe the provisions of the Telecommunications Act, the decrees for the execution thereof or any authorizations or licenses necessary for providing any telecommunications services.

6.05     Temporary suspension of the service

         The public telephone service (save for the events of force majeure) may only be temporarily suspended with the prior written consent of the Minister and the prior written notification to the customers in due course; such suspension shall not include the term of any, otherwise non-recoverable, technical problems or maintenance; the length of such technical problems or maintenance which shall not exceed 72 hours. The service may, temporarily be suspended or restricted in a manner specified in laws, for the purposes of protection of national defence, economic and public safety (including anti-terrorism and drug-trafficking) of the Republic of Hungary.

6.06     Co-operation in the state of national emergency

         The Concession Company shall, in accordance with the laws, participate in the preparation and implementation of the action plan governing the procedure for national emergencies under the instructions of the Minister and other relevant ministers, and it shall co-operate with other telecommunications suppliers and network operators. In the event of a national emergency, or war, and in the interest of protecting public safety, the Concession Company shall act in accordance with the laws and under the instructions of the Minister and the Government. Should the Concession Company suffer significant damage or loss as a consequence of such action, it may, within one (1) year of suffering such damage or loss, request indemnification in writing from the Minister. The Minister shall reasonably appraise the indemnification application of the Concession Company within 30 days.

         Enforcement of interests of national defence and national safety

         a) The Concession Company shall provide for the protection of interests of national defence, national safety and the Government in its service area in accordance with the relevant laws, Government and ministerial decrees via closed circuit networks and by enabling the telecommunications to be used for the purposes of national defence. The duties of the Concession Company relating thereto shall be set out in its Business Regulations.

         b) The Concession Company's participation in the preparation of certain duties of national defence shall be governed by the Act on National Defence and by contracts entered into by the Concession Company with the Minister and other relevant authorities respectively.

         c) The Concession Company may only change the ownership structure and interconnection services of the closed circuit networks operating in its service area with the consent of the owner of the network.

         d) The Concession Company shall comply with the laws governing national defence and safety when carrying on its registration and data processing duties.

         e) The Concession Company agrees that it shall provide the technical conditions for competent authorities to control, within the framework of relevant laws (as from time to time in force), the sound or other communications of certain customers. The possibility of control shall cover the whole service area determined hereby, it shall also cover each subscriber category and each type of service provided by the Concession Company. Detailed regulation of such control shall be governed by an agreement.

         f) The Concession Company agrees that it shall carry on certain part of its activities in accordance with a separate ministerial decree regulating the operation of closed circuit networks, normally on a contractual basis.

         g) For services provided in accordance with the laws regulating the protection of international and national defence interests, the Concession Company may apply for reimbursement of the actual costs of such activities from the Minister; such application shall be decided upon within 30 days.

6.07     The Subscriber's Contract and connection of the terminal equipment

         Pursuant  to  provisions   of  Government   decrees  and  the  Business
         Regulations of the Concession Company as approved by HFF, the Concession Company shall enter into individual Subscriber's Contracts, on the basis of which it shall provide the subscribers with access points suitable for connection to the public telephone network. In the circumstances set out by the Telecommunications Act and the decrees for the execution thereof, the Concession Company may refuse to enter into or may terminate the Subscriber's Contract. The Concession Company shall enable customers to connect their terminal equipment (the type of which is subject to HFF's approval) to the access points of the public telephone network.

6.08     Service quality requirements

         The Concession Company shall fulfil the minimal quality requirements as set out by Schedule "H" hereto according to the action plan. If, due to certain events which could not have been envisaged or avoided by the Concession Company, it fails to fulfil its contractual quality obligations, the Concession Company shall follow the procedure set out by Schedule "D" hereto.

6.09     Co-operation with other telecommunications suppliers

         In order that the public telephone network operates effectively and in order to ensure connectability to other networks and services, the Concession Company shall co-operate with the National Concession Company upon conditions provided by law and shall, following the expiry of the exclusivity period, co-operate with other telecommunications suppliers, provided they are not connected via the network of the National Concession Company. Such co-operation shall be governed by Sections 16 to 18 of the Telecommunications Act and by the provisions of Government Decree No. 158/1993. (XI.11.) on the connection of telecommunications networks and on the licensing of the co-operation thereof.

6.10     General requirements of customers' supply

         a)       General requirements

                  Pursuant to the provisions of the laws, the Basic Technical Plans and the Business Regulations, the Concession Company shall establish and operate an effective customers' enquiries service enabling customers, users and subscribers to enquire in relation to application, instalment, services, billing, telephone registers, complains and other similar matters. The Concession Company shall not, unlawfully or unreasonably differentiate for or against any group of subscribers or users in connection with the customers' enquiries activity.

                  The   Concession   Company  shall  connect  via  an  interface
                  (Telecommunications Act, Sections 16 to 18) to:

                  -       the National Operation Supporting System ("OSS");
                  -       the supervision of networks;
                  -       the National System Supporting Centre ("NRK")
                  -       the National Enquiries; and
                  -       the telephone card coding and distribution system.

         During preparation of its technical development plans, the Concession Company shall only apply standards approved in Europe or in Hungary.

         b)       Minimum requirements

                           During the term of exclusivity  determined in Chapter
                  5 hereof, in the prime areas covered by the Local Concession, the Concession Company shall fulfil the following minimum requirements:
                           (i) To ensure the availability of local help-lines - with one and the same connection number as elsewhere in the country - from all subscribers' and public telephone stations, free of charge. This service shall be established within eight months of the Completion Date, but at the latest by 1 September 1996.

                           (ii) To issue a printed telephone directory in the prime area covered by the Local Concession, containing the name of each subscriber in the area, save those expressly requesting not to be listed. In its standard form the directory shall contain at least the name, address, connection number of each subscriber of the area; furthermore the dialling code of the countries and the regions. The directories of the Concession Company may also contain advertisements. The Concession Company shall not charge subscribers for publishing their details in the standard form directory. A reasonable price for the telephone directory may be charged to subscribers. In order to set up a unified system of customers' details registration, the Concession Company shall co-operate with the National and other Local Concession Companies. In addition to a unified registration of customers in its own prime area, the Concession Company may issue its own telephone directory.

                                    (iii) To set up an enquiries service whereby
                           information can be obtained on the telephone numbers of subscribers of the area. The Concession Company may charge a reasonable fee for the enquiries service subject to the Minister's approval.

                                    (iv)  To  set  up   other  -   domestic   or
                           international - enquiries service for the operators of other telecommunications networks for a reasonable fee, in accordance with relevant legislation.
6.11     Public telephone stations

         The Concession Company undertakes:

         - to instal one public telephone station for each 250 people in a manner, that it shall instal at least one public telephone station in each of the villages of the prime area;
         - to instal 50% of the public telephone stations in a way that it is suitable for hearing-impaired persons;
         - to provide for text service for  hearing-impaired  people;
         - to instal 2% of the public telephone stations in a manner that is suitable for disabled people; and
         - that not less than 1 out of 4 installed public telephone stations shall operate with phonecards.

6.12     Confidentiality of information on subscribers

         The Concession Company shall prepare a procedure for effective protection of maintaining both the business secrets obtained during its activity, and the personal data of subscribers and it shall comply with such procedure in relation to any information obtained. As to data protection and maintaining information, the Concession Company shall act in accordance with Section 24, sub-section 5 of the Telecommunications Act.

6.13     Requirements of registration and providing information

         The Concession Company shall (i) maintain a registration suitable for controlling compliance herewith, with the Telecommunications Act and other laws; (ii) be prepared for reasonable investigations; and (iii) provide information in accordance with the Minister's instructions on such activities. Unless the Minister otherwise requires within the framework of legislation, data provided by the Concession Company save for confidential information, (eg. relating to the business or to the ownership structure and commercial information), should be publicly available.

6.14     Accounting requirements

         Following the execution of the first amendment, but no later than 31 December 1996, the Concession Company shall, in accordance with the Hungarian accounting principles, prepare and submit to the Minister its accounting principles for accounting for the investments, costs and revenues. The accounting principles shall be prepared in such a way that details of investments, costs and revenues of the public telephone service and other activities of the Concession Company, i.e., product manufacturing, marketing and the trade of equipment can be registered separately. The Minister shall issue its opinion on the proposed accounting principles within three (3) months of submission. Should the Minister refuse to accept the submitted proposal, it may require the Concession Company to submit an acceptable proposal for its accounting principles within twelve (12) months from the effective date of the first amendment to the Concession Contract, at the latest. However, the one (1) year deadline provided for herein shall not mean deviation from the deadlines provided for by the Accounting Act; the provisions herein contained shall be complied with in addition to those of the Accounting Act.

6.15 Obligation to enter into an agreement for handing over existing networks of assets

         By  December  31,  1995 the  Concession  Company  shall  enter  into an agreement with the National Concession Company (predecessor of which was: MATAV) on handing over the material tangible and intangible assets (hereinafter: "the local assets") necessary for providing local public telephone services in a given prime area. Upon handing over (putting into use, proprietorship or ownership) - declared by the Minister as being a generally applicable principle - the local assets, neither party shall realize any profit. The parties shall, upon handing over the local assets, determine the prices and/or values thereof reasonably. The Concession Company shall deem the value published in the Tender to be the basis for evaluation. It is the Concession Company that shall decide as to what assets it finds necessary from the offered assets for providing public telephone services. The agreement entered between the Parties shall contain a provision according to which the Concession Company shall offer employment for (appr.) 62 persons previously employed in the Papa prime area by the National Concession Company. If the Concession Company and the National Concession Company fail to achieve an agreement within three (3) months of the Effective Date hereof in relation to the value of the local assets and the employees to be transferred, the Concession Company shall submit to the decision of an independent appraisal expert company. Unless the parties agree on the appraiser within two (2) weeks, the appraisal shall be appointed by the Minister. The opinion of the appraiser - provided within 10 weeks - on the price of handing over the local assets or on the value thereof shall be accepted to be binding by the Concession Company. The Minister undertakes that the concession contract entered with the National Concession Company duly contains the provisions regulating the procedure by the appraisal including, unless there is an agreement between the parties, a provision that the National Concession Company shall accept the appraisal's opinion as binding.

6.16     Business regulations

         The Concession Company shall prepare and submit to HFF for approval its Business Regulations not later than 60 days prior to commencing the service at the latest.

6.17 If, on the basis of proper authorizations and approved plans there was an investment made or started on the establishment of a public local telephone network in the given prime area, the Concession Company under an agreement to be made pursuant to point 6.15 above - shall take over each and every cost, prepayment of credits and interest, provided the agreement requires it to do so.

                                   CHAPTER 7.
                                 Interconnection

7.01 Cost of the connection interface and instalment of equipment relating thereto

         In this respect the provisions of Government Decree No. 158/1993. (XI.11.) on the connection of telecommunications networks, the licensing of co-operation thereof and on the network contracts shall apply.

7.02     Information obligation relating the technical details of the network

         The Concession  Company shall provide  technical  information to HFF on
         its  public   telephone   network   relevant   for  the   purposes  of
         interconnection, in accordance with legal requirements.

7.03 The Concession Company's right to connect to the networks of other public telecommunications suppliers

         During the (8 year) term of the Concession Company's exclusive service right, it may only use the basic telecommunications network of the National Concession Company in order to connect to other prime areas.

7.04     Requirement of unification of telephone-centres

         The Concession Company shall submit to the Minister its reasonable and feasible action plan for the necessary development of the already existing telephone switchboards (centres) and it shall ensure that such development be suitable for the settlement between suppliers of public telephone services. The Minister shall, towards all other suppliers of public telephone services - including, following the expiry of the exclusive supply, any other suppliers having been granted a concession
         - achieve the minimum requirement of the concession companies of using switchboards suitable for accounting settlement of suppliers immediately in the case of a newly obtained switchboard, and within eighteen (18) months from the Completion Date hereof in the case of the already existing switchboards (centres). If the data necessary for the precise determination of income-distribution as required by the Decree on Prices is not available, the Concession Company shall agree to such data being determined by way of reasonable estimation. The Minister declared in the Concession Contract concluded with the National Concession Company that in respect of the revenue sharing it obliges the National Concession Company to the same procedure and to the conclusion of an agreement, based on this procedure. The Concession Company agrees that, during the eight (8) year term of exclusivity, it may connect to other suppliers only through the network of the National Concession Company.

         In addition to the obligations contained by section 6.2 hereof, the Concession Company shall prepare a 3 year development plan for switchboards; such plan shall be forwarded to the Minister by 31 July 1996. From then on the Concession Company shall submit an annual development plan in this respect.

7.05     Provision of a suitable basic network

         The Concession Company shall be provided with a suitable basic network pursuant to relevant legislation, i.e., Government Decree No. 158/1993. (XI. 11.) and Sections 7 and 16 to 18 of Act No. LXXII of 1992.

                                   CHAPTER 8.
                               Special provisions

8.01     The prohibition of abusing the monopoly position

         The Concession Company shall not use its position obtained in the Papa prime area for providing public telephone services to achieve unfair advantages in the market for telecommunications, the non telecommunications-related market and on product-marketing. Anti-competitive pricing (eg. dumping prices) is prohibited.

8.02     The prohibition of cross-financing

         The Concession Company shall not use income generated by its public telephone services to support its non concession-related activities, nor its computing technology and product marketing activities.

         The prohibition of cross-financing, however, shall not apply if the same bidder is granted the concession in more prime areas for which it establishes one Concession Company. In this case and in relation to public telephone services the Concession Company may use income generated by public telephone services in one prime area to finance the public telephone service of the other area. This point 8.2 shall not prevent the Concession Company from using its after- tax profit from public telephone services to improve its non concession-related telecommunications services.

8.03     The obligation of equal treatment

         The Concession Company shall not discriminate between, and cannot provide unfair advantages for, any authorized operator of networks, telecommunications suppliers or subscribers, including companies in its partial ownership or in which it has any other interest.

8.04     Prohibition of tying arrangements upon trading the terminal equipment

         The Concession Company may only sell terminal equipment to its subscribers if (a) it does not tie the purchase or lease of the terminal equipment with the provision of public telephone services and
         (b) the price of such equipment is not included in the charge for any public telephone services.

8.05     Implementation of anti-monopoly rules for other concession companies

         The Minister undertakes that it shall impose anti-monopoly rules identical to those contained herein to all other suppliers providing public local telephone services under a concession.

8.06     The requirement of equal conditions

         Following the expiry of the term of exclusivity, the Concession Company shall not discriminate between nor shall it provide unfair advantages for any other authorized network operator, telecommunications supplier or subscriber, including companies in which the Concession Company has a participation or other interest.

8.07 The Concession Company shall consider that in its area there might be existing closed circuit networks or parts thereof. The duties in relation therewith shall be subject to agreement with the owners of such networks.

                                   CHAPTER 9.
                     Rights and obligations of the Minister

9.01     Exclusive right to supply

         During the term set out in Chapter 5 hereof (and save for those described in section 15.5) the Minister shall not, without the consent of the Concession Company, grant a concession-related services right in respect of the area and the services covered by the Local Concession.

9.02     Fair and impartial treatment

         The Minister undertakes that it shall provide a treatment towards the Concession Company as fair and equal as towards other telecommunications suppliers and network operators; furthermore, should the need arise, the Minister shall make the concession contracts entered with the National Concession Company and/or other suppliers of telecommunication services available to the Concession Company. The Concession Company shall submit to these provisions should the need arise.

9.03     Requirement of procedures to be clear and easily understood

         The Minister undertakes that, in its legislative and administrative procedures in relation to the rights, obligations and activities of the Concession Company hereunder, as well as in the procedures in connection herewith and in the procedures of KHVM and HFF, the principle that procedures be clear and easily understood shall apply and that all such procedures shall be fair and impartial.

9.04     Granting authorizations/licenses

         The Minister undertakes that, it shall support the Concession Company in order that it be given all licenses, consents and authorizations necessary for the fulfillment of its obligations hereunder within the shortest possible period of time.

9.05 Significant amendment of decrees regulating the concession-related activities

         The Minister endeavors not to amend the provisions (having a significant impact for the activity of the Concession Company) of the Decree on Prices, the Decree on connecting networks and other telecommunications decrees within eight (8) years from the Effective Date hereof in a manner that they would cause a significantly adverse change in the position of the Concession Company. Such decrees shall not impose disproportional obligations on the supplier and the proposed amendments shall be made available to the supplier by the Minister in due course. The time period prior to a proposed amendment coming into force shall be long enough for the supplier to make the preparatory arrangements in time.

                                   CHAPTER 10.
                                Approval of fees

The provisions of the Decree No. 30/1993. (XI. 23.) of the Minister for Transportation, Telecommunications and Water Management shall be governing in this respect.

The Concession Company shall publish charges not determined by legislation in its Business Regulations.

                                  CHAPTER 11.
                            Use of radio frequencies

The frequencies and frequency zones necessary for the public telephone services to be provided by the Concession Company shall be provided by HFF pursuant to the provisions of Act No. LXII of 1993 on Frequency Management.

                                   CHAPTER 12.
                           Authorizations and licenses

The  Concession  Company  shall obtain the licenses  necessary for its operation
(i.e.,   radio-license,   construction-license,   equipment-license   etc.)   in
accordance with the Telecommunications Act and other relevant laws.

                                   CHAPTER 13.
                   The use of Hungarian products and services

13.01    Requirements in respect of Hungarian products and services

         The Concession Company shall, for the purpose of providing public telephone services, use products and services of Hungarian origin when such Hungarian products and services are relatively equal available as non-Hungarian products and services in regard to quality, technical capability, price and delivery The Concession Company undertakes that from the date of the first amendment to the Concession Contract, not less than 25% of the total value of products purchased and services provided for the purposes of the public telephone service, and following 1 January 1998, not less than 50% of the products and services shall be fulfilled with products and services of Hungarian origin, if such products and services of Hungarian origin have at least the same technical capability and price, as those of non-Hungarian origin.

         A product shall be deemed to be of Hungarian origin if (i) either 25% of the total value thereof was produced in Hungary or (ii) proof can be given that due to the manufacturing process having been carried out in Hungary, the added value of such product increased by 25%; inspection by HFF on behalf of the Minister to ensure compliance with such provision may be carried out at any time.

         The Minister undertakes that it shall impose the obligations contained herein in relation to the use of Hungarian products and services on all other suppliers of public telephone services.

         The Parties agree that they will apply the provisions of the Act No XL of 1995 on Public Procurements only in case of utilizing/recording state subsidies in accordance with the basic principles of the above mentioned Act on using budget sources.

13.02    Obligation of penalty payment

         The Concession Company shall, by 31 March of each calendar year, prepare a report on the previous calendar year providing detailed information on the compliance with the obligations under 13.1 hereof in the given calendar year by the Concession Company. Should the
         Concession Company, fail to comply with its obligations under 13.1 hereof in any calendar year, it shall pay a penalty payment to the Telecommunications Fund equal to 0,1% of its annual investments of the given year for each percentage point by which it failed to fulfil its obligation.

                                   CHAPTER 14.
         The prohibition on transfer of the concession right and change in the ownership structure

14.01    The prohibition of transfer of the concession right

         Without the prior written consent of the Minister, the Concession Company shall not assign and transfer its concession right to provide local public telephone services, nor shall it establish any mortgage on the same or allow any other encumbrances to be established thereon and it shall not contribute it into any other company's assets.
14.02 Restrictions of the transfer of and the encumbrances on the assets of the Concession Company When transferring any of its assets or permitting encumbrances thereon, or by any other contractual obligations, the Concession Company shall not put itself in a position whereby it becomes unable to fulfil its obligations under the Local Concession.

14.03    Change in the ownership structure of the Concession Company

         Pursuant to the provisions hereof, the substantial shareholders of the Concession Company at the time of the execution of the first amendment to the Concession Contract or the control over such shareholding shall not be changed by transferring shares without the prior written consent of the Minister.

         The change in the ownership structure shall be deemed to have been significant if it concerns more than 10% of the shares of the Concession Company; such restrictions shall also apply if the transfers of shares following one another reaches the extent of 10%. The Minister may only refuse to consent to the change in the ownership structure (i.e., transfer of shares) if it has concluded that as a result of such change, the Concession Company will become unable to fulfil its obligations under the Local Concession either financially, legally or professionally.

         The Parties hereto hereby note that the Winner of the Tender has complied with the above provisions in the Deed of Foundation of the Concession Company being a party hereto.

         The restrictions herein contained shall not apply if the shares of the Concession Company are transferred into a creditor's ownership as security for a credit (loan) agreement provided by a lender (bank, financial institution) for financing a project or a bond issue arranged by a bank (financial institution). Following such transactions the restrictions herein contained shall be binding upon the new owners (lender, creditor). Should the Concession Company obtain a credit in the above manner, it shall report it to the Minister within five (5) working days.

         The above restrictions shall also apply if the total value of individual transfers is in excess of the above limit. If at least 15% of the shares of the Concession Company have been transferred, the Minister may execute an amendment hereof. The restrictions shall also apply if the total value of individual transfers is in excess of 15%.

14.04    Control of the Hungarian participation

         The Concession Company shall continuously control whether its ownership structure is in compliance with the provisions of the Tender. Should the Concession Company become aware of any change in the ownership, it shall notify the Ministry. On the basis of an authorization by the Minister, HFF shall, at all times, be entitled to inspect the ownership structure. Should either the Concession Company or the Telecommunication Chief Inspectorate become aware of a change in the ownership as a result of which the Concession Company will no longer comply with the conditions of Hungarian ownership provided in Clause
         14.05 of the Concession Contract, the Minister shall, with a 3 month deadline period, demand that the Concession Company restore its ownership structure as set out in Clause 14.05. If the Concession Company is late with such notice, the period of such delay shall be included in the 3 month period by the Minister. Non-compliance with the Minister's demand within the deadline provided shall give grounds to the Minister for termination of the Contract. (The tender documentation shall be an integral part hereof.)

14.05 Without any prior consent of the Minister the shareholdings owned by the Hungarian shareholders of the Company may be as follows:

                  a) for the three month period from taking over the service, 0%, which means that during this period of time the foreign shareholding can be 100%;

                  b) for a seven year period from the effective date of the first amendment to the present Contract, the Hungarian ownership may be reduced to 10% provided that the Deed of Foundation of the Company is changed to the effect that when the Company Act requires the affirmative vote of seventy-five percent (75%) of the outstanding shares of the Concession
                  Company  to  approve  action  proposed  to  be  taken  by  the
                  Concession  Company,   then  for  so  long  as  the  Hungarian
                  ownership of shares of the Company is between ten percent (10%) and twenty-five percent (25%) of the outstanding shares of the Concession Company, the affirmative vote of such number of the outstanding shares of the Concession Company as may equal one hundred percent (100%) less such Hungarian ownership percentage, plus one share shall be required to approve the action proposed to be taken by the Concession Company;
                  c) for a seven year period from the effective date of the first amendment of the present Contract, Hungarian ownership may be reduced to 0.79% provided that within two years from such reduction of Hungarian ownership, the Hungarian ownership provided in Clause 14.05 b) is restored.

         After the expiry of the seven year period of time detailed in subclauses b) and c) the 25%+1 share Hungarian ownership must be restored, or until this time 25%+1 share of the capital should be issued on the Budapest Stock Exchange as registered voting shares by the way of public offering. A failure to meet any of these requirements constitutes a major breach of the Concession Contract except if the Concession Company proves that despite its acting in a reasonable manner the restoration of Hungarian ownership or the issuing was not successful. If so, the Concession Company is obliged to submit a proposal to the Minister and initiate a solution. The Minister shall not refuse such an initiation.

         Two out of every five members of the Board of Directors must be Hungarian citizens; if there are only three members of the Board of Directors, then only one member must be a Hungarian citizen. One-half of the members of the Supervisory Board must be Hungarian citizens; if there are only three members of the Supervisory Board, then only one member must be a Hungarian citizen.

                                   CHAPTER 15.
                   Amendment and termination of this Contract

15.01    Amendment of this Contract with the Parties' agreement
         In accordance with legal requirements the Parties may, by a written agreement, amend this Contract.

15.02    One-sided amendment hereof by the Minister

         The Parties may amend this Contract subject to the other party's consent. The Minister shall be entitled to one-sided amendment hereof for the purposes of consumer protection or in accordance with its international obligations undertaken in the meantime, in accordance with Section 14 of the Concession Act and complying with the settlement procedure provided for by section 18.2 hereof. This right of the Minister, however, shall not impose disproportional obligations on the supplier. The supplier shall be informed of any proposed amendment in due course by the Minister. The time period prior to an amendment coming into force shall be long enough for the supplier to make preparatory arrangements and such amendments cannot cause an adverse financial change in the position of the concession's beneficiary (see
         Section 14 of Act No. XVI of 1991.).

15.03    Termination

         Upon expiry of the initial and the extended term set out in Chapter 3 hereof, this Contract shall automatically terminate. The Parties may, with mutual consent, terminate this Contract at any time. The termination hereof shall mean the termination of the concession right accordingly.

15.04    Termination of the Local Concession

         Possessing conclusive evidence - determined by the minutes of the settlement procedure provided for by section 18.2 hereof - the Minister may terminate the Local Concession in respect of all services or of a given geographic area or in respect of a given service and of a geographic area in any of the following cases:

          a) the Concession Company abuses, customarily and deliberately, the provisions hereof including rules set out by Chapter 8 hereto relating the abuse/misuse of monopoly position and fails to comply with the Minister's notice within a reasonable deadline;
          b) the bankruptcy procedure of the Concession Company has been initiated;
          c) a procedure has started for the liquidation of the Concession Company or the Concession Company makes a general assignment for the benefit of creditors.
15.05    Shortening the term of exclusive service rights

         If the Concession Company fails to fulfil the annual development requirements set out in section 6.2 hereof, in addition to the penalty payment provided for by section 6.2 and Schedule "C" hereto, and following the settlement procedure according to section 18.2 hereof, the Minister may shorten the term of exclusive service right by twenty
         (20) days for each percentage point by which the Concession Company is behind the annual development requirement concerning the main lines. If the Concession Company is behind the annual development requirements by less than 1%, the term of the exclusive service rights shall be shortened proportionally to this extent.

15.06    Rules of distribution of assets

         Should the Local Concession be terminated for whatever reason and thereby the Concession Company is no longer be authorized or licensed to provide local public telephone services under concession, the shareholders of the Concession Company shall terminate the Concession Company in accordance with the provisions on the final settlement of Act No. VI of 1988 on economic associations.

15.07    Termination of radio-licenses

         Should any of the services provided by radio telecommunication equipment described herein terminate for whatever reason, the authorization in relation to radio licenses - granted for the purposes of the concession activities - shall automatically terminate.
15.08    Obligation to provide service following termination

         The Concession Company shall provide the services determined herein for twelve (12) months following termination hereof or - if a new concession is granted earlier - until the date of granting new concessions. The Parties shall enter into a separate agreement to regulate the conditions of providing such services.

         The obligation to supply shall cease on the day when the new supplier commences to provide local public telephone services.

                                   CHAPTER 16.
                                  Force majeure

In the case of failure by the Concession Company to comply with its obligations hereunder, the Concession Company shall not be liable to the extent and for a period of war initiated with or without an ultimatum; a civilian uprising; terrorists' acts; strikes; natural catastrophes; a fire, an explosion or state of emergency or any other facts of similar nature which, under the Civil Code make it impossible - and NOT being due to the failure by the Concession Company
- - to fulfil such obligations or prevent/obstruct the fulfillment. Should such events cause damage to the telecommunications network operated by the Concession Company, it shall arrange for the network to be repaired and re-installed in accordance with the action plan approved by the Minister. Such obligations, however, shall only bind the Concession Company if it is granted direct state support or if it may implement reasonable changes in its billing/charging rates.

                                   CHAPTER 17.
                     The collective employment agreement and
              other contracts relevant to the employees' employment

The Concession Company shall comply with the terms and conditions of the collective employment agreement and other relevant employment contracts entered into by the predecessor of the National Concession Company with the employees of the given prime area. For a period of eight (8) years following the coming into force of the Agreement the Concession Company shall not propose any amendment of such contracts which would adversely affect the employees' rights.

Upon transfer of employees the Parties shall act in accordance with the rules of the settlement procedure as set out in section 6.15 hereof.

For the purposes of employment issues the Concession Company shall be the legal successor of the predecessor of National Concession Company (MATAV Rt.). On the basis thereof the Concession Company shall undertake, for at least 12 months, to comply with:

          - the program indicating the improvement of employment - efficiency as worked out by MATAV Rt. and its trade union (Matasz);
          -    the existing network of social benefits;
          - the long-term support of employees' insurance under a contract between MATAV and the Social Insurance Fund of Telecommunications employees;
          -    earlier employment contracts; and
          - until the execution of a new collective employment agreement, but in any case, for not less than 12 months, the terms of the currently existing MATAV Collective Employment Agreement.

                                   CHAPTER 18.
                      Settlement of disputes and interests

18.01    Settlement

         The Parties shall settle all disputes and claims arising out of or in connection with this Contract by direct negotiations.

18.02    The right to settlement
         The Minister shall carry on with the settlement procedure described herein prior to any action relating to a change in the fees/charges, the termination or amendment hereof, the fixing of penalty payments and any payments payable to the customers or any other action which would adversely affect the position of the Concession Company. In this procedure the Minister shall notify the Concession Company in writing
         (a) of the reasons of any proposed action and the claimed material breach hereof; (b) of the evidence at the Minister's disposal - providing grounds for the proposed action - together with any other statements establishing the fact of a material breach hereof. Thereafter the Concession Company shall be given the opportunity to make a statement either in writing or by a verbal declaration, it may provide additional proof and may review and comments on the arguments and evidence brought against it. The Minister shall proceed with the settlement procedure promptly and - unless extraordinary circumstances occur - come to a decision within six (6) months of delivery of its written notice thereof. In the case of an extraordinarily comprehensive matter the Minister may extend the procedure by a further three (3) months. The Minister undertakes that is shall justify such a decision.

                                   CHAPTER 19.
                 Specific obligations of the Concession Company

19.01    The Concession Company undertakes:
          - to pay HUF 123,750,000 as a concession fee payable once, pursuant to section 4.1 of this Concession Contract;

          - to pay 2.3% of its gross annual income as an annually payable concession fee pursuant to section 4.1 of this Concession Contract;

          - to take over the local public telephone services in the Papa prime area from MATAV Rt. by December 31, 1995;

          - to further employ the employees of MATAV Rt. in the Papa prime area with the same conditions for 8 years from the date of taking over the service;

          - to charge subscribers the maximum amount allowed by the laws in effect from time to time, which amount will consist of the investment contribution as determined by law, from time to time in force and a charge payable pursuant to the civil law agreement entered into with subscribers however all the contributions paid by subscribers by 31 August 1995 shall not be changed, and it shall have no further claim in this regard;

          - the Hungarian ownership shall conform to the relevant laws and the text of the first amendment to the Concession Contract and the Minister's special requirements;

          -    not  to   charge   the   monthly   subscribers'   fee  for  local
               municipalities in the Papa prime area, and to provide each local municipality with 2 terminal equipments free of charge;

          -    to fulfill the demands of the waiting list by 30 June 1998;

          -    to provide a total sum of HUF 2,000,000  annually (such sum to be
               increased  by  the  official   inflation   rate)  for  the  local
               municipalities in the Papa prime area;

          - to install one public telephone station for each 250 people in a manner, that it shall instal at least one public telephone station in each of the villages of the prime area;

          - to install 50% of the public telephone stations in a way that it is suitable for hearing-impaired persons;

          -    to provide for text service for hearing-impaired people;

          - to install 2% of the public telephone stations in a manner that it is suitable for disabled people; and

          - that 1 out of 4 installed public telephone stations shall operate with phonecards.

         The Parties hereby agree that obligations of the Bid Winner and of the Concession Company herein not detailed shall be governed by the proposed bid for the Concession of the Winner of the Tender, with the condition that, following the logic of the first amendment of this Concession contract, the deadlines and certain other terms will be changed.

         In order to secure the payment obligation detailed in the first indent of this Clause, the Company shall provide an unconditional bank guarantee for the stated amount at the latest by 18 September 1995, and a failure to provide the security will entitle the Minister to terminate the Concession contract and the first amendment in full with immediate effect.

         In order to secure the undertakings in the third and ninth indent of this Clause, the Concession Company shall provide good performance guarantees (bank guarantee) by 1 December 1995 in the amount of HUF
         25,000,000 each, and a failure in the performance of the underlying obligation will entitle the Ministry to this amount as penalty payment. If the service is taken over by 1 December 1995 or before, no bank guarantee securing the obligation detailed in the third indent has to be provided.

19.02 The Concession Company undertakes that if it stops providing local public telephone services thereby breaching this Contract during the term hereof, it shall pay, as a penalty payment, the costs of the temporary maintenance of the service and the costs of a new tendering process; such penalty payment has been guaranteed by the winner of the Concession Tender in a manner provided for by Concession Agreement (attached hereto as Schedule "A").

                                   CHAPTER 20.
                                  Miscellaneous
20.01    Governing law

         This Contract shall be implemented under and governed by the laws of the Republic of Hungary.

20.02    Partial invalidity

         This Contract shall be considered to be invalid only to the extent of any invalid provisions, all other provisions hereof shall remain in force unchanged.

20.03    Language of this Contract

         This Contract is made and executed by the Parties in the Hungarian language. Any versions hereof prepared in another language shall serve exclusively for information purposes for foreign investors.

20.04    Schedules to this Contract

          - Schedule "A":the Concession Agreement entered into between the Winner of the Tender and the Minister;

          -    Schedule   "B":the  table  containing  the  details  of  specific
               coverage of the Papa prime area;

          -    Schedule "C":Service development requirements;

          - Schedule "D":Penalty payments payable upon non-compliance with the service quality requirements;

          -    Schedule    "E":Technical    conditions    of    providing    non
               concession-related other telecommunications services;

          - Schedule "F":the winning Bid submitted by the Winner of the Tender;

          -    Schedule "G":the "Declaration" of the Concession Company;

          -    Schedule "H":Service quality requirements; and

          - Schedule "I":The laws of specific importance for the purposes hereof.

20.05    Notices

         All notices and other communications made or forwarded hereunder shall be made by letter, telefax or telex and - unless otherwise indicated by the Parties in writing - shall be sent to the respective addresses of the Parties stated herein or to such other address or person as the Parties may state in writing. All notices and other communications hereunder shall be made in the Hungarian language.

         Such notices shall be sent to the following addresses:

                  For the Minister or KHVM

                  Kozlekedesi, Hirkozlesi es Vizugyi Miniszterium
                  1077 Budapest
                  Dob u. 75-81.

                  For the attention of: [                  ]
                  Telefax: [            ]
                  Telex: [          ]

                  For the Concession Company
                  [address                  ]

                  For the attention of: [                   ]
                  Telefax: [           ]
                  Telex: [          ]


                                [SIGNATURE LINES]

                                [END OF CONTRACT]

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